Exhibit 99.2
Execution Copy
EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”) entered into as of October 9, 2007 (the “Effective Date”) by and between Accellent Inc. (the “Company”) and Robert E. Kirby (the “Executive”).

WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment;

WHEREAS, Executive desires to accept such employment and enter into such an agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the parties agree as follows:

1.  Term of Employment.  Subject to the provisions of Section 8 of this Agreement, Executive shall be employed by the Company for a period commencing the date hereof, and ending on the second anniversary thereof (the “Initial Term”) on the terms and subject to the conditions set forth in this Agreement. Following the Initial Term, the Agreement shall automatically be renewed for additional terms of one year on each anniversary of the last day of the Initial Term (the Initial Term and any annual extensions of the term of this Agreement, together, the “Employment Term”), subject to Section 8 of this Agreement, unless the Company or the Executive provides the other party with written notice at least sixty (60) days prior to the expiration of the Employment Term of the intent not to renew the Employment Term. Notwithstanding the foregoing, at the Company’s option, any notice of nonrenewal given by the Company may specify that it is also a termination without Cause (as hereinafter defined) by the Company, to be effective as of the date such notice is given, in which case the Employment Term shall terminate immediately and the sixty (60) day notice period shall be deemed to be waived by the Executive.

2.  Position.

a.  During the Employment Term, Executive shall serve as the President and Chief Executive Officer of the Company and its subsidiaries.  The Executive shall report directly and exclusively to the Board of Directors (the “Board”) of the Company.  In such positions, Executive shall have such duties and authority as the Board shall assign to him, which shall be commensurate with the position of a chief executive officer of a company of similar size and nature.  The Executive shall primarily perform his duties hereunder at the Company’s offices located in Wilmington, Massachusetts (or at such other office location as may be within a thirty-five (35) mile radius from the Company’s current offices in Wilmington, Massachusetts), unless the Executive consents in writing to the relocation of the Company’s offices, in which case the Executive shall primarily perform his duties hereunder at such new location(s).

b.  During the Employment Term, Executive will devote substantially all of Executive’s business time, and will devote Executive’s personal efforts, to the performance of Executive’s duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would materially conflict or materially interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided, however, that nothing herein shall preclude Executive, (i) subject to the prior approval of the Board, from accepting appointment to or continue to serve on any board of directors or trustees of any business corporation or any charitable organization or (ii) from managing his personal and family investments; provided, however, in each case, and in the aggregate, that such activities do not materially conflict or materially interfere with the performance of Executive’s duties hereunder or conflict with Section 9.

3.  Base Salary.  During the Employment Term, the Company shall pay Executive a base salary at the annual rate of $550,000, payable in substantially equal periodic payments in accordance with the Company’s practices for other executive employees, as such practices may be determined from time to time.  Executive shall be entitled to such increases in Executive’s base salary, if any, as may be determined from time to time in the sole discretion of the Board.  Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”  Once increased, the Executive’s Base Salary shall not be decreased below such increased amount.

4.  Annual Bonus.  With respect to each full fiscal year during the Employment Term, Executive shall be eligible to earn an annual bonus award (an “Annual Bonus”), with a target bonus amount equal to 90% of Executive’s Base Salary (the “Target Bonus”) based upon the achievement of reasonable performance goals established by the Board, provided, that to the extent that any portion of the achievement of the goals or amount of the Annual Bonus shall be based on a subjective criteria, that portion of the achievement of the goals or Annual Bonus shall be as determined in the sole, good faith discretion of the Board.  In addition, in the sole discretion of the Board, Executive may be eligible to earn an Annual Bonus in excess of the Target Bonus, up to one and one-half times the Target Bonus.  In addition, the Board shall establish certain threshold performance goals, which the Company must achieve before Executive shall be entitled to earn any Annual Bonus.  All Annual Bonus amounts shall otherwise be paid in accordance with the Company’s annual incentive plan or policy.  Notwithstanding the foregoing, Executive shall receive an Annual Bonus for the fiscal year ending December 31, 2007 in an amount equal to Executive’s entitlement for such year multiplied by a fraction, the numerator of which is the number of days actually worked by such Executive during the fiscal year and the denominator of which is 365.  All such Annual Bonus amounts shall otherwise be paid in accordance with the Company’s annual incentive plan or policy, subject to the terms of this Agreement.

5.  Equity Arrangements.  In connection with his employment, Executive shall invest $650,000 in common stock of the Company’s parent company, Accellent Holdings, Corp. (“Common Stock”) at a per share purchase price (the “Per Share Price”), which is intended to be the Fair Market Value (as defined in the 2005 Equity Plan for Key Employees of Accellent Holdings, Corp. and its Subsidiaries and Affiliates) on the date of purchase.  In addition, Executive shall receive the grant of an option to acquire 2,500,000 outstanding shares of Common Stock, at an exercise price equal to the Per Share Price on the date of grant (the “Option). Executive shall be eligible to receive future grants of options to acquire shares of Common Stock as may be determined from time to time in the sole discretion of the Board

The Company shall also grant to the Executive 87,500 shares of restricted Common Stock of the Company (“Restricted Stock”).  Such Restricted Stock shall be granted under the Equity Plan.

The foregoing equity arrangements shall be governed by the terms and conditions of certain documents, including a Management Stockholder’s Agreement, the 2005 Equity Plan for Key Employees of Accellent Holdings, Corp. and its Subsidiaries and Affiliates, Stock Option Agreement, Restricted Stock Award Agreement, Sale Participation Agreement, and Registration Rights Agreement, in the forms attached hereto (collectively, the “Management Equity Documents”).

6.  Employee Benefits.  During the Employment Term, Executive shall be entitled to participate in the Company’s employee benefit plans as in effect from time to time (collectively “Employee Benefits”), on the same basis as those benefits are generally made available to other senior executives of the Company; provided, however, the Company shall bear the costs of COBRA health care continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended, (the “Code”) prior to such time as Executive becomes eligible to participate in the Employee Benefits.  Executive shall also be entitled to a car allowance of $1,000 per month.

7.  Business Expenses and Perquisites.

a.  Expenses.  During the Employment Term, reasonable business expenses incurred by Executive in the performance of Executive’s duties hereunder shall be reimbursed by the Company in accordance with Company policies.

b.  Relocation Expenses.  The Company shall reimburse the Executive for all reasonable, standard and customary relocation costs and expenses pursuant to the terms of the Company’s relocation policy.  The Company shall reimburse Executive for (i) reasonable closing and realtor costs related to the sale of his principal residence, the costs of relocating his residence to the greater Boston area and his moving expenses, so long as he uses reasonable efforts to obtain the best reasonable price for such services, and (ii) from the Effective Date through the ten month anniversary of the Effective Date, his reasonable travel expenses from his principal residence to the greater Boston area, his temporary living expenses and other appropriate costs.  To the extent that any payments provided to or for the benefit of the Executive under Section 7(b) result in taxable income to the Executive, the Company shall provide the Executive with an amount equal to any income and other taxes payable by the Executive upon the provision of such payments (and an additional amount equal to any taxes imposed on such tax gross-up amount), such that the Executive shall not incur any tax costs with respect to such payments.

8.  Termination.  The Employment Term and Executive’s employment hereunder may be terminated by either party at any time and for any reason; provided, however, that Executive will be required to give the Company at least ninety (90) days advance written notice of any resignation of Executive’s employment; provided, further, however, that the Company may, in its discretion, waive all or any portion of such notice requirement from the Executive upon his resignation.  In the event that the Company waives all or any portion of such notice requirement from the Executive and therefore causes Executive’s employment to be terminated, in no event shall such waiver constitute a termination without Cause by the Company (as described in Section 8(c) below).

a.  By the Company For Cause or By Executive Resignation Without Good Reason.

(i)  The Employment Term and Executive’s employment hereunder may be terminated by the Company for Cause (as defined below) immediately, without prior written notice thereof, and shall terminate automatically (subject to the notice requirements, which may be waived by the Company, as described above in this Section 8) upon Executive’s resignation without Good Reason (as defined in Section 8(c)).

(ii)    For purposes of this Agreement, “Cause” shall mean (A) Executive’s continued failure to substantially perform Executive’s duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) which is not cured within 10 days following receipt by the Executive of written notice from the Company detailing such failure, (B) an act or acts constituting a (x) felony, (y) a misdemeanor involving the Company, or (z) misdemeanor not involving the Company, which results in material and demonstrable harm to the business or reputation of the Company, (C) Executive’s willful malfeasance or willful gross misconduct or (D) a breach by Executive of the material terms of Section 9 of this Agreement; provided, that, “Cause” shall only exist if the Executive fails to cure such event within 10 days after receipt from the Company of written notice of the event which constitutes “Cause.”

(iii)  If Executive’s employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, then the Executive (subject to the Executive’s execution and non-revocation of a general waiver and release of claims against the Company in a form acceptable to the Company)shall be entitled to receive:

(A)  the Base Salary through the date of termination and any earned but unpaid Annual Bonus for the prior year and any accrued but unpaid vacation;

(B)  reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of Executive’s termination; and

(C)  such employee benefits (described in Section 6(a) above), if any, as to which Executive may be entitled under the employee benefit plans of the Company (the amounts described in clauses (A) through (C) hereof being referred to as the “Accrued Rights”).

Following such termination of Executive’s employment by the Company for Cause or resignation by Executive without Good Reason, except as set forth in this Section 8(a)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement other than for rights to indemnification and directors and officers liability insurance as provided herein; provided, however, that the treatment of any equity rights held by Executive immediately prior to any such termination shall be subject to the applicable terms of the Management Equity Documents.

b.  Disability or Death.

(i)  The Employment Term and Executive’s employment hereunder shall terminate upon Executive’s death and may be terminated by the Company if a determination is made, at the request of Executive or upon the reasonable request of the Company set forth in a notice to Executive, by a physician selected by the Company and Executive, that Executive is unable to perform his duties as an employee of the Company or its subsidiaries and in all reasonable medical likelihood such inability will continue for a period in excess of 180 consecutive days (such inability is hereinafter referred to as “Disability” or being “Disabled”).  Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company.  If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing.  The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.  Notwithstanding any such determination, in the event Executive is Disabled, the Company shall, pursuant to a Company employee benefit plan or otherwise, cause Executive to continue to receive the then Base Salary (or such other salary continuation as may be provided pursuant to any Company employee benefit plan) and welfare benefits (in accordance with the applicable Company employee benefit plan under which Executive receives such benefits immediately prior to such Disability) until the earlier to occur of (x) six months after the date Executive is determined to be Disabled and (y) such time as Executive commences coverage pursuant to the Company’s long-term disability plan.

(ii)  Upon termination of Executive’s employment hereunder for either Disability or death, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A)  the Accrued Rights; and

(B)  a lump sum pro rata portion of any Annual Bonus, if any, that Executive would have been entitled to receive pursuant to Section 4 hereof in such year based upon the percentage of the fiscal year that shall have elapsed through the date of Executive’s termination of employment, payable when such Annual Bonus would have otherwise been payable had Executive’s employment not terminated, based on the Target for the fiscal year in which termination occurs (the “Pro-Rata Bonus”).

Following Executive’s termination of employment due to death or Disability, except as set forth in this Section 8(b)(i) and 8(b)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement other than for rights to indemnification and directors and officers liability insurance as provided herein; provided, however, that the treatment of any equity rights held by Executive immediately prior to any such termination shall be subject to the applicable terms of the Management Equity Documents.

c.  By the Company Without Cause or Resignation by Executive for Good Reason.

(i)  The Employment Term and Executive’s employment hereunder may be terminated by the Company without Cause, or by Executive’s resignation for Good Reason (subject to the notice requirements, which may be waived by the Company, as described above in this Section 8, and to the provision of Section 8(c)(ii), below).  In addition to the foregoing, a notice of non-extension of the Employment Term by the Company shall be deemed to be a termination of the Executive’s employment without Cause as of the date the Company notifies Executive in writing of such non-extension.

(ii)  For purposes of this Agreement, “Good Reason” shall mean, without Executive’s consent, (A) a reduction in Executive’s base salary or annual bonus opportunity, (B) a substantial reduction in Executive’s duties, authorities, and responsibilities, (C) a transfer of Executive’s primary workplace by more than thirty-five (35) miles from the Company’s offices in Wilmington, Massachusetts; providedthat Section 8(c)(ii) shall constitute Good Reason only if the Company fails to cure such event within 10 days after receipt from Executive of written notice of the event which constitutes Good Reason; and provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or Executive’s knowledge thereof, unless Executive has given the Company written notice thereof prior to such date.

(iii)  If Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, Executive shall be entitled to receive:

(A)  the Accrued Rights plus payment of the Pro-Rata Bonus; and

(B)  subject to Executive’s continued compliance with the provisions of Section 9, payment in equal installments over eighteen months (the “Severance Period”) of an amount equal to (a) one and one half times the sum of (x) Executive’s then Base Salary and (y) Executive’s Annual Bonuses, if any, earned or payable in respect of the fiscal year of the Company prior to the fiscal year in which the Executive’s employment is terminated, reduced by (b) the present value of any other cash severance or termination benefits payable to Executive under any other plans, programs or arrangements of the Company or its affiliates; and provided, further, that if there occurs a Change of Control and the Executive’s employment terminates pursuant to this Section 8(c) (whether in anticipation of a Change of Control or thereafter), the amount to which Executive shall be entitled hereunder shall be paid in one lump sum.

(C)  Executive and his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans to the extent that Executive elects COBRA health care continuation coverage under Section 4980B of the Code, or any replacement or successor provision of United States tax law, and the Company shall pay Executive’s costs for such coverage, during the Severance Period, or, if earlier, until such time as the Executive becomes employed by another employer (whether or not he is offered coverage under the benefit plans of the new employer). The COBRA health care continuation coverage period shall run concurrently with the Severance Period.

Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or by Executive’s resignation for Good Reason, except as set forth in this Section 8(c)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement other than for rights to indemnification and directors and officers liability insurance as provided herein; provided, however, that the treatment of any equity rights held by Executive immediately prior to any such termination shall be subject to the applicable terms of the Management Equity Documents.

d.  Notice of Termination; Payment of Lump Sum Amounts.  (i) Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) as set forth above in this Section 8 shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11(h) hereof.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.  Notwithstanding any other provision of this Agreement, the provisions of this Section 8 shall exclusively govern Executive’s rights upon termination of employment with the Company and its affiliates.

(ii)           For purposes of this Section 8, except with respect to the Pro-Rata Bonus, all amounts required to be paid in a lump sum pursuant to any subsection of this Section 8 shall be required to be made within thirty (30) business days after the date of the termination of Executive’s employment.

9.  Non-Competition.

a.  Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees, effective as of the date of Executive’s commencement of employment with the Company, without the Company’s prior written consent, Executive shall not, directly or indirectly, (i) at any time during or after Executive’s employment with the Company, disclose any Confidential Information pertaining to the business of the Company or any of its subsidiaries, except in connection with the performance of Executive’s duties hereunder as he deems in good faith reasonably necessary or desirable, or when required by law, administrative or judicial process; or (ii) at any time during the Noncompete Period (as hereinafter defined) directly or indirectly, (A) be engaged in or have a financial interest (other than a passive ownership position of less than 5% in any company whose shares are publicly traded or any non-voting non-convertible debt securities in any company or any investment the Executive owns through a mutual fund, private equity fund or other pooled account) in any business which competes with a business of the Company or any of its subsidiaries, which business of the Company (or any of its subsidiaries) provided, at least five percent (5%) of the gross revenues of the Company and its subsidiaries in the full fiscal year of the Company immediately preceding the fiscal year in which Executive’s termination of employment occurs or is expected to provide such level of gross revenues in the fiscal year of such termination (any such business which so competes, a “Competitor”) or (B) solicit or offer employment to any person (other than Executive’s secretary or other personal assistant who reports directly to Executive) who is employed by the Company or any of its subsidiaries (or who has been employed by the Company or any of its subsidiaries at any time during the six months immediately preceding the termination of Executive’s employment).  Notwithstanding the foregoing, nothing herein shall prevent Executive from working for a, subsidiary, division or other entity of an entity that controls, directly or indirectly, another subsidiary, division or other entity, that is a Competitor, so long as the entity, subsidiary or division by which Executive may be employed is not itself a Competitor.  If Executive is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.  For purposes of this Section 9, (x) “Noncompete Period” shall be defined as the period during which Executive continues to be employed by the Company and a period of eighteen months following the date Executive ceases for any reason to be employed by the Company, and (y) “Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other  proprietary and confidential information of the Restricted Group and, “Restricted Group” shall mean, collectively, the Company, its subsidiaries and Kohlberg Kravis Roberts Co. L.P. and their affiliates.

b.  Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.

c.  The provisions of this Section 9 are intended to supersede the terms contained in Section 24 of the Management Stockholder’s Agreement with respect to the restrictive covenants contained therein.

10.  Specific Performance.  Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 9 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach.  In recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company or its successors or assigns, without posting any bond, may, in addition to other rights and remedies existing in their favor, immediately apply to any court of competent jurisdiction to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available; provided, further, that in the event Executive actually breaches any of the provisions of Section 9, in addition to the foregoing, the Company or its successors or assigns shall also be entitled to cease making any payments or providing any benefit otherwise required by this Agreement.

11.  Miscellaneous.

a.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

b.  Entire Agreement/Amendments.  This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.  This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

c.  No Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

d.  Severability.  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

e.  Assignment.  This Agreement shall not be assignable by Executive.  This Agreement may be assigned by the Company to a successor in interest to substantially all of the business operations of the Company.  The Company may also assign this Agreement to an affiliate.  Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

f.  Mitigation/Set Off.  The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to set-off, counterclaim or recoupment of amounts owed by Executive to the Company or its affiliates except for any specific, stated amounts owed by the Executive to the Company.  In the event of any termination of employment hereunder, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.

g.  Indemnification.  The Company shall indemnify and hold harmless the Executive to the fullest extent permitted by law or the by-laws of the Company for any action or inaction of Executive while serving as an officer or director of the Company or, at the Company’s request, as an officer or director of any other entity or as a fiduciary of any benefit plan, except for any activity by the Executive that constitutes gross negligence or is self-enriching.  The Company shall cover the Executive under directors and officers liability insurance both during and, while potential liability exists, after the Employment Term in the same amount and to the same extent as the Company covers its other senior officers and directors.

h.  Arbitration.  All disputes and controversies arising under or in connection with this Agreement, other than the seeking of injunctive or equitable relief pursuant to Section 9 hereof, shall be settled by arbitration conducted before one arbitrator sitting in the State of New York, or such other location agreed to by the parties hereto, in accordance with the rules for expedited resolution of commercial disputes of the Judicial Arbitration and Mediation Services, Inc. (JAMS) then in effect.  The determination of the arbitrator shall be final and binding on the parties.  Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.  All expenses of such arbitration, including the fees and expenses of the counsel of the Executive, shall be reimbursed by the Company unless the arbitrator determines that the Company has prevailed in such arbitration, in which case the Executive shall bear his own legal fees, without reimbursement by the Company.

i.  Successors; Binding Agreement.  This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

j.  Notice.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Accellent Inc.
c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, California 94025
Attn:  James C. Momtazee
Facsimile: (650) 233-6584

with copies to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn:   Joseph Kaufman Esq.
Facsimile:  (212) 455-2502

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

k.  Executive Representation.  Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

l.  Cooperation.  Executive shall provide his reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder; providedthat, the Company shall pay all expenses related to the Executive’s cooperation.  This provision shall survive any termination of this Agreement.  This provision shall survive any termination of this Agreement, without implication of the survival of any other provision of this Agreement.

m.  Withholding Taxes.  The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

n.  Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ACCELLENT INC.                                                                                     ROBERT E. KIRBY

/s/ Kenneth W. Freeman_______                                                      _/s/ Robert E. Kirby_________
By:    Kenneth W. Freeman
Title: Executive Chairman